EXHIBIT 99.1

Marcum & Kliegman LLP

Certified Public Accountants & Consultants

A Limited Liability Partnership Consisting of Professional Corporations

March 16, 2009

Mr. Dennis M. Mulroy

Cardium Therapeutics Inc.

12255 E. Camino Real, Suite 250

San Diego, CA 92130

Dear Mr. Mulroy:

This is to confirm that Marcum & Kliegman LLP, auditors of Cardium Therapeutics, Inc. (the “Company”), were unable to complete the Company’s audit for the fiscal year ended December 31, 2008 (the “Audit”) in order for Marcum & Kliegman’s audit report to be included in the Company’s Annual Report on Form 10-K on or before March 16, 2009, because the Company did not authorize the commencement of the audit until after March 5, 2009. Therefore, we will need additional time to complete the audit.

Very truly yours,

Marcum & Kliegman LLP

/s/ Mitchell Watt

Mitchell Watt, CPA, P.C.

MW/mp

655 Third Avenue • 16th Floor • New York, NY 10017 • Tel 212-981-3000 • Fax 212-981-3001

Melville New York Greenwich Roseland Tinton Falls Grand Cayman

www.mkllp.com